UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      April 14, 2015

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 14, 2015, Anixter International Inc. (“the Company”) issued a press release indicating that it will release its first quarter 2015 results on Tuesday, April 28, 2015, before the opening of the New York Stock Exchange. The Company also announced that as a result of the previously announced sale of the Company’s OEM Supply - Fasteners segment, this segment will now be classified as an “Asset Held for Sale” and restated prior period financial results will be reported as “Discontinued Operations” to reflect this reclassification. The segment is expected to deliver estimated sales of $245 million - $250 million and estimated operating profit of $11 million - $12 million in the first quarter of 2015; however, these results will be reported as "Discontinued Operations."

Further detail, including restated prior period financial results reflecting the reclassification, the related impact on stranded corporate costs and a reclassification of the Company’s segment results between its Enterprise Cabling and Security Solutions and Wire and Cable segments in conjunction with the integration of its Tri-Ed acquisition, has been made available on the Company’s investor relations website on April 20, 2015.

The press release and information disclosed in Item 7.01 of this Current Report on Form 8-K is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated April 14, 2015, of Anixter International Inc., announcing release of first quarter 2015 financial results and hosting of investor conference call on Tuesday, April 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

Dated: April 20, 2015	By: /s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 14, 2015, of Anixter International Inc., announcing release of first quarter 2015 financial results and hosting of investor conference call on Tuesday, April 28, 2015.